Exhibit 4.2

Exhibit 4.2

See Legends on Reverse

Incorporated Under the Laws of the State of Delaware

KALOBIOS PHARMACEUTICALS, INC.

This Certifies that <<Stockholder>> is the registered holder of <<SharesText>> (<<SharesNo>>) Shares of Series B-1 Preferred Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers this <<Day>> day of <<Month>> A.D. <<YEAR>>.

PREFERRED

Secretary or Assistant Secretary

President or Vice President

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

For Value Received, hereby sell, assign and transfer unto Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises. Dated 20

In presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.